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                                                                   EXHIBIT 10.2


[FRONT OF CERTIFICATE]

                        GLOBAL PREFERRED HOLDINGS, INC.
                         STOCK OPTION GRANT CERTIFICATE

Global Preferred Holdings, Inc., a Delaware corporation (the "Company"), hereby grants to the optionee named below ("Optionee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company ("Shares") at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions on the reverse side of this Stock Option Grant Certificate. The terms and conditions set forth on the reverse side hereof are incorporated herein by reference. The terms hereof shall be interpreted as though this Option was granted pursuant to the Global Preferred Holdings, Inc. Directors Stock Option Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The Optionee shall be considered an "eligible Director" under the Plan for the purpose of interpretation of this Stock Option Grant Certificate.

Shares Subject to Option:  100,000

Exercise Price Per Share:

Term of Option:  FIVE (5) YEARS

Vesting:
Shares subject to issuance under this Option shall be eligible for exercise immediately as of the Grant Date shown hereon.

IN WITNESS WHEREOF, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.

GLOBAL PREFERRED HOLDINGS, INC.


By:
   ----------------------------------------------

   Grant Date:

   Type of Stock Option:

          Incentive Stock Option (ISO)
   ------

   X  Non-Qualified Stock Option (NQSO)

Optionee hereby accepts this Option subject to all the terms and conditions of this Stock Option Grant Certificate. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of Shares purchased by exercise of this Option, and that Optionee should consult a tax adviser prior to such exercise or disposition.


/s/ S. Hubert Humphrey, Jr.
----------------------------------------
S. HUBERT HUMPHREY, JR.


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[BACK OF CERTIFICATE]

1. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of this Stock Option Grant Certificate, and unless otherwise modified in writing signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares subject to this Option prior to the date which is the last day of the Term set forth on the face hereof following the Grant Date (hereinafter "Expiration Date").

2. RESTRICTIONS ON EXERCISE. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Shares may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares subject to this Option with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

3. TERMINATION OF OPTION. This Option shall terminate, if not sooner exercised, five (5) years from the date hereof.

4.       MANNER OF EXERCISE.

         (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed Exercise Agreement in such form as may be approved or accepted by the Company, which shall set forth Optionee's election to exercise this Option with respect to some or all of the Shares subject to this Option, the number of Shares subject to this Option being purchased, any restrictions imposed on the Shares subject to this Option, and such other representations and agreements as may be required by the Company to comply with applicable securities laws. The Company may modify the required Exercise Agreement at any time for any reason.

         (b) Exercise Price. Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares being purchased may be made in U.S. dollars in cash (by check), or by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., "mature shares" for accounting purposes) having an aggregate fair market value equal to the amount to be tendered, or a combination thereof. In addition, this Option may be exercised through a brokerage transaction following registration of the Shares under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T promulgated by the Federal Reserve Board applicable to cashless exercises.

         (c) Withholding Taxes. In accordance with Section 13.3 of the Plan, prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Optionee may, with the Company's approval, provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised. The withholding of Shares to satisfy federal, state and local tax requirements shall be a subsequent transaction meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act.

         (d) Issuance of Shares. Provided that such Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares purchased to be issued in the name of Optionee or Optionee's legal representative. Optionee shall not be considered a Stockholder until such time as Shares have been issued as noted on the books of the Company.

5. ADJUSTMENT OF SHARES SUBJECT TO OPTION. The number of Shares subject to this Option and the Exercise Price shall be adjusted by the Company in an equitable manner to reflect any change in the capitalization of the Company. Furthermore, the Company shall have the right to adjust the number of Shares subject to this Option and the Exercise Price in the event of any merger, consolidation, reorganization or liquidation of the Company which provides for the substitution or assumption of such Option. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares subject to this Option shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Company shall be conclusive and binding on all affected persons.


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6.       CHANGE IN CONTROL OF THE COMPANY. If a Change in Control occurs, and the agreements effectuating the Change in Control do not provide for the assumption or substitution of the Option, the Committee may take any or all of the actions provided for in Section 11 of the Plan.

7. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution, or to the extent otherwise allowed by the Plan, and may be exercised during Optionee's lifetime only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee.

8. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR; OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE; AND IT IS SPECIFICALLY UNDERSTOOD BY THE OPTIONEE THAT NO REPRESENTATIONS ARE MADE AS TO ANY PARTICULAR TAX TREATMENT WITH RESPECT TO THE OPTION.

9. INTERPRETATION. Any dispute regarding the interpretation of this Stock Option Grant Certificate shall be submitted to the Board of Directors or the Committee, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Board of Directors or the Committee shall be final and binding on the Company and Optionee.

10. ENTIRE AGREEMENT AND OTHER MATTERS. The Exercise Agreement and referenced sections of the Plan are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, stockholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Grant Certificate and the Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior undertakings and agreements with respect to the subject matter hereof. This Stock Option Grant Certificate and the underlying Option are void ab initio unless this Certificate has been executed by the Optionee and the Optionee has agreed to all terms and provisions hereof.

12. ENTIRE AGREEMENT. This Certificate constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior undertakings and agreements with respect to the subject matter hereof.

13. AMENDMENT AND TERMINATION. The Option shall not be modified, amended or cancelled unless the Optionee and Company consents in writing to such modification, amendment or cancellation.

14. CONSTRUCTION. This Certificate shall be construed under the laws of the State of Georgia. If any term or provision hereof shall be held invalid or unenforceable, the remaining terms and provisions hereof shall continue in full force and effect.


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